Exhibit 10.6

Execution Version

SECOND AMENDED AND RESTATED
ADMINISTRATION AGREEMENT

among

HTD LEASING LLC,
as Collateral Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,

and

FORD MOTOR CREDIT COMPANY LLC,
as Collateral Agent Administrator

Dated as of July 22, 2005
as amended and restated as of December 1, 2015

Exhibit A	—	Form of Power of Attorney	EA-1

i

SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT, dated as of July 22, 2005, as amended and restated as of December 1, 2015 (this “Agreement”), among HTD LEASING LLC, a Delaware limited liability company, as Collateral Agent, FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Collateral Agent Administrator, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Administrative Agent.

BACKGROUND

Each Borrower pledged the motor vehicle leases and leased vehicles allocated to the related Collateral Specified Interest to the Collateral Agent for the benefit of the Lender and the Exchange Noteholders under the Credit and Security Agreement.

The Administrative Agent is responsible for performing certain of the Collateral Agent’s obligations under the Credit and Security Agreement.

The Collateral Agent Administrator and the Administrative Agent entered into an Administration Agreement, dated as of July 22, 2005, which was amended and restated by the Amended and Restated Administration Agreement, dated December 1, 2006 (the “Existing Administration Agreement”), to engage the Collateral Agent Administrator to perform certain of the obligations of the Collateral Agent and the Administrative Agent under the Credit and Security Agreement.

The parties intend to amend and restate the Existing Administration Agreement on the terms and conditions in this Agreement.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Agreement are defined in Appendix A to the Second Amended and Restated Credit and Security Agreement, dated as of July 22, 2005, as amended and restated as of December 1, 2015 (the “Credit and Security Agreement”), among the CAB East LLC and CAB West LLC, as Borrowers, U.S. Bank National Association, as Administrative Agent, HTD Leasing LLC, as Collateral Agent, and Ford Motor Credit Company LLC, as Lender and Servicer.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.

ARTICLE II
ADMINISTRATION OF COLLATERAL AGENT

Section 2.1.                                 Engagement of Collateral Agent Administrator.  The Collateral Agent and the Administrative Agent engage the Collateral Agent Administrator to perform the obligations of the Collateral Agent and the Administrative Agent under the Basic Documents as described in this Agreement, and the Collateral Agent Administrator accepts the engagement.

Section 2.2.                                 Collateral Agent Administrator’s Rights and Obligations.

(a)                                 Rights and Obligations under Basic Documents.  The Collateral Agent Administrator will perform the obligations of the Collateral Agent and the Administrative Agent and take all action that the Collateral Agent is required to take under the Basic Documents.  In addition, the Collateral Agent Administrator will perform the obligations of, and may exercise any rights given to, the Collateral Agent Administrator in the Basic Documents as if it were a party to the Basic Documents in its capacity as Collateral Agent Administrator.

(b)                                 Consulting and Monitoring.  The Collateral Agent Administrator will consult with the Administrative Agent about performing the Collateral Agent’s obligations under the Basic Documents.  The Collateral Agent Administrator will monitor the Collateral Agent’s performance and will advise the Administrative Agent when action is necessary to perform the Collateral Agent’s obligations under the Basic Documents and to comply with the Basic Documents.

(c)                                  Preparing and Executing Documents.  The Collateral Agent Administrator will prepare, or cause to be prepared, all documents that the Collateral Agent or the Administrative Agent is required to prepare, file or deliver under the Basic Documents.  The Collateral Agent Administrator will cause the documents to be executed by the Collateral Agent or the Administrative Agent or may execute the documents as Collateral Agent Administrator on behalf of the Collateral Agent or the Administrative Agent.  On execution of the documents by the Collateral Agent or the Administrative Agent or by the Collateral Agent Administrator on behalf of the Collateral Agent or the Administrative Agent, the Collateral Agent Administrator will file or deliver the documents as required by the Basic Documents.

Section 2.3.                                 Limits on Collateral Agent Administrator’s Rights and Obligations.

(a)                                 Non-Ministerial Matters.  The Collateral Agent Administrator will not take any action relating to a matter that, in its reasonable judgment, is a non-ministerial matter unless, at least 30 days before taking the action, the Collateral Agent Administrator has notified the Collateral Agent of the proposed action and the Collateral Agent has not directed the Collateral Agent Administrator not to take the action and/or provided an alternative direction before the 30th day after receipt of the notice.  For purposes of this Agreement, “non-ministerial matters” includes:

(i)                                     starting or pursuing any Proceeding by the Collateral Agent and the settlement of any Proceeding brought by or against the Collateral Agent; and

(ii)                                  appointing or engaging a successor Administrative Agent under the Credit and Security Agreement or consenting to the assignment by the Administrative Agent of its obligations under the Credit and Security Agreement.

(b)                                 Prohibited Actions.  The Collateral Agent Administrator will not be obligated to, and will not (i) make any payments to the Lender or the Exchange Noteholders under the Credit and Security Agreement, (ii) sell the Borrower Collateral under Section 6.3 or 6.6 of the Credit and Security Agreement or (iii) take any other action that the Collateral Agent or the

Administrative Agent directs the Collateral Agent Administrator not to take on its behalf or that would result in a breach by the Collateral Agent under a Basic Document.

Section 2.4.                                 Power of Attorney.  The Collateral Agent appoints the Collateral Agent Administrator as the Collateral Agent’s attorney-in-fact, with full power of substitution to exercise all rights of the Collateral Agent under the Basic Documents.  This power of attorney, and all authority given, under this Section 2.4 is revocable and is given solely to facilitate the performance of the Collateral Agent Administrator’s obligations under this Agreement and may only be used by the Collateral Agent Administrator consistent with this Agreement.  In order to facilitate performance of the Collateral Agent Administrator’s obligations under this Agreement, the Collateral Agent agrees to execute and deliver a written power of attorney in favor of the Collateral Agent Administrator substantially in the form of Exhibit A.  On request of the Collateral Agent Administrator, the Collateral Agent will furnish the Collateral Agent Administrator with additional written powers of attorney and other documents to enable the Collateral Agent Administrator to perform its obligations under this Agreement.

Section 2.5.                                 Access to Collateral Agent Records.  On reasonable request, the Collateral Agent will provide the Collateral Agent Administrator with access, during normal business hours, to the Collateral Agent’s records and documents, but only to the extent required by the Collateral Agent Administrator to perform its obligations under this Agreement.  Any access will be subject to the Collateral Agent’s confidentiality and privacy policies.

Section 2.6.                                 Review of Collateral Agent Administrator’s Records.  The Collateral Agent Administrator will maintain records and documents relating to its performance under this Agreement according to its customary business practices.  On reasonable request not more than once during any year, the Collateral Agent Administrator will give the Collateral Agent and the Administrative Agent (or their representatives) access to the records and documents to conduct a review of the Collateral Agent Administrator’s performance under this Agreement.  Any access or review will be conducted at the Collateral Agent Administrator’s offices during its normal business hours at a time reasonably convenient to the Collateral Agent Administrator and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Collateral Agent Administrator’s confidentiality and privacy policies.

Section 2.7.                                 Updating List of Responsible Persons.  On or before the date of this Agreement, the Collateral Agent Administrator will notify the Collateral Agent and the Administrative Agent of each Person who is a Responsible Person for the Collateral Agent Administrator.  The Collateral Agent Administrator may change such Persons by notifying the Collateral Agent and the Administrative Agent.

Section 2.8.                                 Collateral Agent Administrator’s Fees and Expenses.  The Administrative Agent will pay the Collateral Agent Administrator as compensation for performing its obligations under this Agreement a fee separately agreed to by the Administrative Agent and the Collateral Agent Administrator.  The Collateral Agent Administrator will be responsible for its costs and expenses in performing its obligations under this Agreement.

ARTICLE III
COLLATERAL AGENT ADMINISTRATOR

Section 3.1.                                 Collateral Agent Administrator’s Representations and Warranties.  The Collateral Agent Administrator represents and warrants to the Collateral Agent and the Administrative Agent as of the date of this Agreement:

(a)                                 Organization and Qualification.  The Collateral Agent Administrator is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Collateral Agent Administrator is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Collateral Agent Administrator’s ability to perform its obligations under this Agreement.

(b)                                 Power, Authority and Enforceability.  The Collateral Agent Administrator has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Collateral Agent Administrator has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Collateral Agent Administrator, enforceable against the Collateral Agent Administrator, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions under this Agreement, and the performance of its obligations under this Agreement, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Collateral Agent Administrator is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Collateral Agent Administrator’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the Collateral Agent Administrator’s certificate of formation or limited liability company agreement or (iv) violate a law or, to the Collateral Agent Administrator’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Collateral Agent Administrator or its properties that applies to the Collateral Agent Administrator, which, in each case, would reasonably be expected to have a material adverse effect on the Collateral Agent Administrator’s ability to perform its obligations under this Agreement.

(d)                                 No Proceedings.  To the Collateral Agent Administrator’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Collateral Agent Administrator or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions under this Agreement or (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Collateral Agent Administrator’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

Section 3.2.                                 Liability of Collateral Agent Administrator.

(a)                                 Liability for Specific Obligations.  The Collateral Agent Administrator will be liable only for its specific obligations under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Collateral Agent Administrator.  The Collateral Agent Administrator will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement.

(b)                                 No Liability of Others.  The Collateral Agent Administrator’s obligations under this Agreement are corporate obligations.  No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Collateral Agent Administrator for the Collateral Agent Administrator’s obligations under this Agreement.

(c)                                  Legal Proceedings.  The Collateral Agent Administrator is not required to start, pursue or participate in any legal proceeding that is not incidental to its obligations under this Agreement and that in its opinion may result in liability or cause it to pay or risk funds or incur financial liability.  The Collateral Agent Administrator may in its sole discretion start or pursue any legal proceeding to protect the interests of the Lender or the Exchange Noteholders under the Basic Documents.  The Collateral Agent Administrator will be responsible for the fees and expenses of legal counsel and any liability resulting from the legal proceeding.

(d)                                 Force Majeure.  The Collateral Agent Administrator will not be responsible or liable for any failure or delay in performing its obligations under this Agreement caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, fire, flood, earthquakes, storms, hurricanes or other natural disasters or failures of mechanical, electronic or communication systems.  The Collateral Agent Administrator will use commercially reasonable efforts to resume performance as soon as practicable in the circumstances.

(e)                                  Reliance by Collateral Agent Administrator.  The Collateral Agent Administrator may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.

Section 3.3.                                 Indemnities.

(a)                                 Indemnification.  The Collateral Agent Administrator will indemnify the Collateral Agent and the Administrative Agent and their respective officers, directors, employees and agents (each, an “Indemnified Person”), for all fees, expenses, losses, damages and liabilities resulting from the Collateral Agent and the Administrative Agent entering into the Basic Documents to which it is a party and the exercise of their respective rights or performance of their respective obligations under the Basic Documents (including the fees and expenses of defending itself against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Collateral Agent Administrator’s indemnification obligations), but excluding any fee, expense, loss, damage or liability resulting from its willful misconduct, bad faith or negligence (other than errors in judgment) or breach of their respective representations or warranties in the Basic Documents.

(b)                                 Proceedings.  If an Indemnified Person receives notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made against the Collateral Agent Administrator under Section 3.3(a), promptly notify the Collateral Agent Administrator of the Proceeding.  The Collateral Agent Administrator may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Collateral Agent Administrator notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Collateral Agent Administrator assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Collateral Agent Administrator will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Collateral Agent Administrator and the Indemnified Person.  If there is a conflict, the Collateral Agent Administrator will pay the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Collateral Agent Administrator and the Indemnified Person, which approval will not be unreasonably withheld.

(c)                                  Survival of Obligations.  The Collateral Agent Administrator’s obligations under this Section 3.3 will survive the resignation or removal of the Collateral Agent or the Administrative Agent and the termination of this Agreement.

(d)                                 Repayment.  If the Collateral Agent Administrator makes a payment to an Indemnified Person under this Section 3.3 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Collateral Agent Administrator.

Section 3.4.                                 Resignation and Removal of Collateral Agent Administrator.

(a)                                 No Resignation.  Except as stated in Section 3.4(b), the Collateral Agent Administrator will not resign as Collateral Agent Administrator unless it determines it is legally unable to perform its obligations under this Agreement.  The Collateral Agent Administrator will notify the Collateral Agent and the Administrative Agent of its resignation, including an Opinion of Counsel supporting its determination.

(b)                                 Mandatory Resignation.  On the appointment or engagement of a successor Servicer under the Servicing Agreement, the Collateral Agent Administrator will immediately resign and the successor Servicer will automatically become the successor Collateral Agent Administrator.

(c)                                  Removal.  If any of the following events occurs and is continuing, the Administrative Agent, with the consent of the Exchange Noteholders of a majority of the aggregate Exchange Note Balance (or if no Exchange Notes are Outstanding, with the consent of the Lender), may remove the Collateral Agent Administrator and terminate its rights and obligations under this Agreement by notifying the Collateral Agent Administrator:

(i)                                     the Collateral Agent Administrator fails to perform in any material respect its obligations under this Agreement, which failure continues for 90 days after the Collateral Agent Administrator receives notice of the failure from the Collateral Agent, the Administrative Agent or the Exchange Noteholders of at least 25% of the aggregate Exchange Note Balance; or

(ii)                                  an Insolvency Event of the Collateral Agent Administrator occurs.

(d)                                 Notice of Resignation or Removal.  The Administrative Agent will notify the Exchange Noteholders of any resignation or removal of the Collateral Agent Administrator.

(e)                                  Continue to Perform.  No resignation or removal of the Collateral Agent Administrator will be effective, and the Collateral Agent Administrator will continue to perform its obligations under this Agreement, until a successor Administrator has accepted its engagement according to Section 3.5(b).

Section 3.5.                                 Successor Collateral Agent Administrator.

(a)                                 Engagement of Successor Collateral Agent Administrator.  Following the resignation or removal of the Collateral Agent Administrator, the Administrative Agent, at the direction of Exchange Noteholders of a majority of the aggregate Exchange Note Balance (or if no Exchange Notes are Outstanding, at the direction of the Lender), will engage a successor Collateral Agent Administrator.  No additional Exchange Noteholder direction is required if the successor Collateral Agent Administrator is the successor Servicer.  If the Administrative Agent does not receive Exchange Noteholder direction within a reasonable period of time, the Administrative Agent may engage a successor Collateral Agent Administrator.

(b)                                 Effectiveness of Resignation of Removal.  No resignation or removal of the Collateral Agent Administrator will be effective until the successor Collateral Agent Administrator has executed and delivered to the Collateral Agent and the Administrative Agent an agreement accepting its engagement and agreeing to perform the obligations of the Collateral Agent Administrator under this Agreement or a new administration agreement on substantially the same terms as this Agreement, in a form acceptable to the Collateral Agent and the Administrative Agent.

(c)                                  Notice of Successor Collateral Agent Administrator.  The Administrative Agent will notify the Exchange Noteholders of the engagement of a successor Collateral Agent Administrator.

(d)                                 Transition to Successor Collateral Agent Administrator.  If the Collateral Agent Administrator resigns or is removed, the Collateral Agent Administrator will cooperate with the Collateral Agent and take all actions reasonably requested to assist the Collateral Agent in making an orderly transition of the Collateral Agent Administrator’s obligations to the successor Collateral Agent Administrator.

Section 3.6.                                 Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Collateral Agent Administrator is merged or consolidated, (b) resulting from a merger or consolidation to which the Collateral Agent Administrator is a party, (c) succeeding to the Collateral Agent Administrator’s business or (d) that is an Affiliate of the Collateral Agent Administrator to whom the Collateral Agent Administrator has assigned this Agreement, will be the successor to the Collateral Agent Administrator under this Agreement.  Such Person will execute and deliver to the Collateral Agent and the Administrative Agent an agreement to assume the Collateral Agent Administrator’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE IV
OTHER AGREEMENTS

Section 4.1.                                 Independence of Collateral Agent Administrator; No Joint Venture.  The Collateral Agent Administrator will be an independent contractor and will not be subject to the supervision of the Collateral Agent or the Administrative Agent for the manner in which it performs its obligations under this Agreement.  Except as expressly authorized by the Basic Documents, the Collateral Agent Administrator will have no authority to act for or represent the Collateral Agent or the Administrative Agent and will not be considered an agent of the Collateral Agent or the Administrative Agent.  This Agreement will not make the Collateral Agent Administrator and the Collateral Agent or the Administrative Agent members of a partnership, joint venture or other entity or impose any liability as such on any of them.

Section 4.2.                                 Transactions with Affiliates; Other Transactions.  In performing its obligations under this Agreement, the Collateral Agent Administrator may enter into transactions or deal with any of its Affiliates.  This Agreement will not prevent the Collateral Agent Administrator or its Affiliates from engaging in other businesses or from acting in a similar capacity as an administrator for any other Person even though that Person may engage in activities similar to those of the Issuer.

Section 4.3.                                 Ford Credit in Other Capacities.  This Agreement will not affect or limit any right or obligation Ford Credit may have in any other capacity.

Section 4.4.                                 No Petition.  Each party agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of all Secured Obligations, including all Exchange Notes, and any other Securities, it will not start or pursue against, or join any other Person in starting or pursuing against, either Titling Company or either Holding Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.  This Section 4.4 will survive termination of this Agreement.

Section 4.5.                                 Limitation of Liability of Collateral Agent and Administrative Agent.  In performing its obligations under this Agreement, each of the Collateral Agent and the Administrative Agent is subject to, and entitled to the benefits of, the Credit and Security Agreement.  Neither the Collateral Agent nor the Administrative Agent will have any liability for any act or failure to act of the Collateral Agent Administrator, including any action taken under a power of attorney given under this Agreement.

Section 4.6.                                 Termination.  This Agreement will terminate when the Credit and Security Agreement terminates.

ARTICLE V
MISCELLANEOUS

Section 5.1.                                 Amendments.

(a)                                 Amendments.  The parties may amend this Agreement:

(i)                                to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Collateral Agent Administrator, in each case, without the consent of the Exchange Noteholders or any other Person;

(ii)                             to add, change or eliminate terms of this Agreement, in each case, without the consent of the Exchange Noteholders or any other Person, if the Collateral Agent Administrator delivers an Officer’s Certificate to the Collateral Agent and the Administrative Agent stating that the amendment will not have a material adverse effect on the Exchange Noteholders; or

(iii)                          to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 5.1(a)(ii), with the consent of the Exchange Noteholders of a majority of the Exchange Notes.

(b)                                 Notice of Amendments.  The Collateral Agent Administrator will notify the Exchange Noteholders in advance of any amendment.  Promptly after the execution of an amendment, the Collateral Agent Administrator will deliver a copy of the amendment to the Exchange Noteholders.

Section 5.2.                                 Assignment; Benefit of Agreement; Third-Party Beneficiary.

(a)                                 Assignment.  Except as stated in Section 3.6, this Agreement may not be assigned by the Collateral Agent Administrator without the consent of the Collateral Agent and the Administrative Agent.

(b)                                 Benefit of Agreement; Third-Party Beneficiary.  This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns.  The Lender will be a third-party beneficiary of this Agreement and may enforce this Agreement against the Collateral Agent Administrator.  No other Person will have any right or obligation under this Agreement.

Section 5.3.                                 Notices.

(a)                                 Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)                                for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)                             for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)                          for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)                         for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)                                 Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule A to the Credit and Security Agreement, which address the party may change by notifying the other parties.

Section 5.4.                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 5.5.                                 Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 5.6.                                 WAIVER OF JURY TRIAL.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT.

Section 5.7.                                 No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 5.8.                                 Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 5.9.                                 Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 5.10.                          Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

HTD LEASING LLC,
as Collateral Agent

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Administrative Agent

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

FORD MOTOR CREDIT COMPANY LLC,
as Collateral Agent Administrator

By:	/s/ David A. Webb
	Name:	David A. Webb
	Title:	Assistant Treasurer

[Signature Page to HTD Administration Agreement]

Exhibit A

Form of Power of Attorney

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

HTD LEASING LLC, a Delaware limited liability company, having an office and place of business at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603 (“HTD”), appoints:

1.                                      Ford Motor Credit Company LLC, a Delaware limited liability company, having an office and place of business at One American Road, Dearborn, Michigan 48126 (“Ford Credit”), its employees, contractors, attorneys and agents, to act as HTD’s true and lawful attorneys-in-fact to execute Documents required to (a) reflect the lien of HTD on a Certificate of Title or (b) remove HTD as lienholder from a Certificate of Title on termination of HTD’s lien on the related motor vehicle; and

2.                                      Ford Credit and its attorneys to act as HTD’s true and lawful attorneys-in-fact to (a) execute a power of attorney on behalf of HTD in favor of a Dealer or an Auction and their employees or agents appointing them as HTD’s attorney-in-fact to Execute all Documents required to (i) reflect the lien of HTD on a Certificate of Title or (ii) remove HTD as lienholder from a Certificate of Title on termination of HTD’s lien in the related motor vehicle and (b) convey the authority to a Dealer or an Auction and their employees or agents to take those actions on behalf of HTD.

As used in this power of attorney, (a) “Auction” means Manheim Auctions, Inc., Auto Trade Center and any other physical or electronic auction house, motor vehicle disposition agent, consignor or vendor, (b) “Dealer” means a motor vehicle dealer, (c) “Execute” means to prepare, execute, submit, deliver and/or file, in each case, on behalf of HTD, (d) “Document” means a document, instrument, certificate or application and (e) “Certificate of Title” means each certificate of title for a motor vehicle acquired or to be acquired by an affiliate of Ford Credit.

This Power of Attorney is revocable on notice by HTD Leasing LLC and, if not earlier revoked, will expire on the earlier of (a) the termination of the Second Amended and Restated Credit and Security Agreement, dated as of July 22, 2005, as amended and restated as of December 1, 2015 (the “Credit and Security Agreement”), among the CAB East LLC and CAB West LLC, as Borrowers, U.S. Bank National Association, as Administrative Agent, HTD Leasing LLC, as Collateral Agent, and Ford Motor Credit Company LLC, as Lender and Servicer, and (b) the Servicing Agreement (as defined in the Credit and Security Agreement).

EA-1

EXECUTED on       , 20  .

HTD LEASING LLC

By:
Name:
Title:

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

This instrument was acknowledged before me on            by              , an authorized officer of HTD Leasing LLC.

Notary Public - State of Illinois

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